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                                                                EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated July 17, 1998 on our audit of the financial statements of Consolidated Reprographics. We also consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data."


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
August 17, 1998